Exhibit 3

Analyst Guide

NISSIN CO., LTD.

November, 2002

If you have any questions regarding this report,
please contact Mr. Higaki or Ms. Chen at +813-3348-2423.

FORWARD-LOOKING STATEMENTS

         This data book contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets and are subject to various risks, uncertainties and assumptions about our business. These statements discuss future expectations, identify strategies, contain projections of results of operations or of our financial position, or state other forward-looking information. Potential risks and uncertainties that could cause our actual results to differ materially from our expectations include, among other things:

•	the effect of weak domestic economic conditions, including changes in personal bankruptcy rates;

•	competition from large consumer finance companies and other financial institutions;

•	uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	potential changes to legislation, including restrictions on interest rates, to regulations for

•	the moneylending business and to government policy, including Japan’s monetary policy;

•	our exposure to negative publicity for the consumer or business finance industries generally or us specifically;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	reliability of information or technological systems and networks.

         Our expectations expressed in these forward-looking statements may not turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

         We do not undertake to revise forward-looking statements to reflect future events or circumstances.

Contents

I	Consolidated Business Results

1	Consolidated business results for the interim period ended Sept. 30, 2002

2	Consolidated balance sheets as of Sept. 30, 2002

3	Consolidated subsidiaries’ business results for the interim period ended Sept. 30, 2002

4	Financial ratios

5	Adjusted per share data

II	Non-consolidated Business Results

6	Non-consolidated business results for the interim period ended Sept. 30, 2002

7	Non-consolidated balance sheets as of Sept. 30, 2002

8	Loans outstanding and the number of accounts at year end

9	Applications and approvals by product

10	Applications and approvals through Webcashing

11	Demographics of customers

13	Demographics of guarantors

14	Branches/Productivity

15	Loans charged off and allowance for loan losses

16	Loans outstanding/Loans charged off /Ratio of loans charged off by region, product

17	Interest on loans outstanding and interest on funds borrowed

18	Breakdown of borrowings at year end

19	Financial ratios

20	Adjusted per share data

Consolidated Business Results

Japan GAAP

Note:	In this analyst guide, “FY 2001” refers to the company’s fiscal year ended March 31, 2002, and other fiscal years are referred to in a corresponding manner.

consolidated

Consolidated business results for the interim period
ended Sept. 30, 2002

				(millions of yen, %)

	01/9	% of total	02/9	% of total	yoy%

Total loans outstanding	140,247	100.0	166,695	100.0	18.9

Consumer loans	45,275	32.3	45,224	27.1	-0.1

VIP loans	(7,607)	5.4	(9,523)	5.7	25.2

Wide loans	50,078	35.7	58,755	35.3	17.3

Small business owner loans + Business Timely loans	43,394	30.9	61,626	37.0	42.0

Small business owner loans	(31,010)	22.1	(44,312)	26.6	42.9

Business Timely loans	(12,384)	8.8	(17,313)	10.4	39.8

Secured loans	1,475	1.1	1,078	0.6	-26.9

Commercial bills	23	0.0	10	0.0	-55.9

Total operating income	17,439	100.0	21,517	100.0	23.4

Interest income from loans receivable	16,379	93.9	19,114	88.8	16.7

Consumer loans	5,986	34.3	6,053	28.1	1.1

VIP loans	749	4.3	1,159	5.4	54.8

Wide loans	5,641	32.3	6,331	29.4	12.2

Small business owner loans + Business Timely loans	4,597	26.4	6,616	30.8	43.9

Small business owner loans	3,301	19.0	4,382	20.4	32.7

Business Timely loans	1,295	7.4	2,233	10.4	72.4

Secured loans	150	0.9	111	0.5	-25.6

Commercial bills	3	0.0	1	0.0	-65.6

Other financial income	2	0.0	0	0.0	-84.2

Other operating income	1,057	6.1	2,403	11.2	127.2

Total operating expenses	13,254	76.0	16,600	77.1	25.2

Expenses from financial services	1,841	10.6	1,853	8.6	0.7

Other operating expenses	11,413	65.4	14,747	68.5	29.2

Advertising expenses	1,138	6.5	285	1.3	-74.9

Commission fees	358	2.1	293	1.4	-18.2

Loans charged off	5	0.0	0	0.0	-95.3

Provision for loan losses	3,721	21.3	6,803	31.6	82.8

Salaries and employees benefits	2,948	16.9	3,162	14.7	7.3

Rental expenses	1,059	6.1	1,061	4.9	0.2

Other	2,182	12.5	3,140	14.6	43.9

Operating profit	4,185	24.0	4,916	22.9	17.5

Other income	25	0.1	33	0.2	35.4

Other expenses	372	2.1	100	0.5	-73.0

Ordinary income	3,837	22.0	4,850	22.5	26.4

Net income	1,942	11.1	2,519	11.7	29.7

Earnings per share (yen)	59.2	—	38.9	—	—

Note 1:	The average number of shares of common stock for the six months ended 30/9/2001 was 32,815,655 shares.

Note 2:	The average number of shares of common stock for the six months ended 30/9/2002 was 64,853,411 shares.

Note 3:	There was a 2 for 1 stock split in May 2002.

consolidated

Consolidated balance sheets as of Sept. 30, 2002

				(millions of yen, %)

	02/3	% of total	02/9	% of total	yoy

Current assets	167,129	94.0	180,657	94.2	13,528

Cash and time deposits	17,116	9.6	17,564	9.2	448

Notes receivable	11	0.0	10	0.0	-0

Loans receivable	154,011	86.6	166,685	86.9	12,674

Other	3,288	1.8	5,406	2.8	2,118

Allowance for loan losses	-7,297	-4.1	-9,009	-4.7	1,711

Fixed assets	10,705	6.0	11,118	5.8	413

Property and equipment	2,309	1.3	2,488	1.3	179

Land	1,388	0.8	1,376	0.7	-12

Other	920	0.5	1,112	0.6	191

Intangible fixed assets	181	0.1	265	0.1	83

Investments	8,214	4.6	8,364	4.4	150

Investments in securities	4,216	2.4	3,867	2.0	-349

Other	5,532	3.1	6,390	3.4	858

Allowance for loan losses	-1,534	-0.9	-1,893	-1.0	358

Total assets	177,834	100.0	191,776	100.0	13,941

Current liabilities	53,690	30.2	62,205	32.4	8,514

Short-term borrowings	49,748	28.0	57,382	29.9	7,634

Other	3,942	2.2	4,823	2.5	880

Long-term liabilities	80,803	45.5	85,445	44.5	4,641

Long-term borrowings	80,310	45.2	84,969	44.3	4,659

Other	493	0.3	475	0.2	-17

Total liabilities	134,494	75.7	147,650	76.9	13,156

Minority interests	147	0.1	218	0.1	70

Common stock	6,610	3.7	6,610	3.4	0

Additional paid-in capital	8,933	5.0	8,933	4.7	0

Retained earnings	28,091	15.8	30,151	15.8	2,059

Unrealized gain(loss) on other securities	-95	-0.1	-213	-0.1	-117

Treasury stock	-347	-0.2	-1,575	-0.8	-1,227

Total shareholders’ equity	43,191	24.2	43,907	23.0	715

Total liabilities and shareholders’ equity	177,834	100.0	191,776	100.0	13,941

consolidated

Consolidated subsidiaries’ business results for the interim period ended Sept. 30, 2002

Webcashing.com Co., Ltd.

				(millions of yen, %)

		(% of operating		(% of operating		(% of operating
	02/3	income)	01/9	income)	02/9	income)

Operating income	1,388	100.0	599	100.0	234	100.0

Operating expenses	1,426	102.8	702	117.2	170	72.8

Operating profit	(38)	-2.8	(102)	-17.2	63	27.2

Ordinary income	(40)	-2.9	(104)	-17.4	63	27.2

Net income	(25)	-1.8	(61)	-10.2	37	15.8

Earnings per share (yen)	-4,225.5	—	-10,172.0	—	6,170.0	—

Note:	Webcashing.com became a fully-owned subsidiary of i-cf Inc. under a stock swap arrangement in November 2002.

Nissin Servicer Co., Ltd.

				(millions of yen, %)

		(% of operating		(% of operating		(% of operating
	02/3	income)	01/9	income)	02/9	income)

Operating income	33	100.0	0	100.0	590	100.0

Operating expenses	102	310.9	19	—	526	89.0

Operating profit	(69)	-210.9	(19)	—	64	11.0

Ordinary income	(73)	-223.1	(23)	—	60	10.2

Net income	(74)	-223.7	(23)	—	65	11.0

Earnings per share (yen)	-7,405.2	—	-2,356.4	—	6,504.7	—

Note:	Established in July 2001 and started operation in October 2001.

Future Create Inc.

				(millions of yen, %)

		(% of operating		(% of operating		(% of operating
	02/3	income)	01/9	income)	02/9	income)

Operating income	376	100.0	—	—	618	100.0

Operating expenses	268	71.3	—	—	287	46.5

Operating profit	108	28.7	—	—	330	53.5

Ordinary income	116	31.1	—	—	321	51.9

Net income	31	8.5	—	—	145	23.6

Earnings per share (yen)	7,789.5	—	—	—	35,534.5	—

Note:	Not included in the consolidated statements of 3/2002.

consolidated

Financial ratios

	<Year ended>					(millions of yen except %)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Operating Profit	5,812	7,461	8,599	9,375	9,613	4,185	4,916

Ordinary Income	5,696	7,411	8,002	9,090	9,256	3,837	4,850

Net Income	2,696	3,268	4,421	5,153	4,817	1,942	2,519

Shareholders’ Equity Ratio (%)	24.4	25.1	24.6	24.1	24.2	24.5	23.0

Return on Equity (%)	10.8	12.0	14.1	14.1	11.7	4.9	5.8

Operating Profit to Total Assets (%)	5.8	6.8	6.8	6.3	5.7	2.5	2.7

Ordinary Income to Total Assets (%)	5.7	6.7	6.3	6.1	5.5	2.3	2.6

Return on Assets (%)	2.7	3.0	3.5	3.4	2.8	1.2	1.4

Operating Margin (%)	23.7	28.1	29.6	29.2	26.3	24.0	22.9

Ordinary profit Margin (%)	23.3	27.9	27.5	28.3	25.4	22.0	22.5

Net Income Margin (%)	11.0	12.3	15.2	16.0	13.2	11.1	11.7

Current Ratio (%)	216.0	202.1	265.7	341.5	311.3	295.8	290.4

Fixed Assets Ratio (%)	37.8	35.5	37.7	32.0	24.8	30.6	25.3

consolidated

Adjusted per share data

Adjusted per share data	<Year ended / ending>							(yen)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	41.8	51.3	68.6	79.6	73.1	88.5	29.6	38.9

Shareholders’ equity	405.4	448.2	524.4	595.5	655.3	721.8	618.3	678.5

% change from the previous fiscal year								(%)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	0.2	22.7	33.8	15.9	-8.2	21.1	-18.2	31.3

Shareholders’ equity	8.8	10.6	17.0	13.6	9.8	10.1	3.8	3.5

Per share data (unadjusted)	<Year ended / ending>							(yen)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	250.7	307.8	411.9	477.5	146.1	88.5	59.2	38.9

Shareholders’ equity	2,432.2	2,689.1	3,146.5	3,573.3	1,310.6	721.8	1,236.6	678.5

Shares outstanding and stock splits							(thousands of shares)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

As of the end of the fiscal year	10,621	10,667	10,780	10,909	32,955	64,710	33,117	64,710

Average for the fiscal year	10,753	10,621	10,733	10,790	32,967	64,853	32,815	64,853

			01/5	02/5
Stock splits			3 for 1	2 for 1

	99/3	00/3	01/3	02/3	01/9	02/9

Issuance of common stock	46	113	128	22,246	22,208	33,156

Note 1:	46,179 new shares were issued as a result of the exercise of warrants during the FY 1998.

Note 2:	113,353 new shares were issued as a result of the exercise of warrants during the FY 1999.

Note 3:	128,760 new shares were issued as a result of the exercise of warrants during the FY 2000.

Note 4:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.

Note 5:	428,000 new shares were issued as a result of the exercise of stock option during the FY 2001.

Note 6:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.

Non-consolidated Business Results

Japan GAAP

non-consolidated

Non-consolidated business results for the interim period
ended Sept. 30, 2002

				(millions of yen, %)
	01/9	% of total	02/9	% of total	yoy%

Total loans outstanding	140,247	100.0	166,695	100.0	18.9

Consumer loans	45,275	32.3	45,224	27.1	-0.1

VIP loans	(7,607)	5.4	(9,523)	5.7	25.2

Wide loans	50,078	35.7	58,755	35.3	17.3

Small business owner loans + Business Timely loans	43,394	30.9	61,626	37.0	42.0

Small business owner loans	(31,010)	22.1	(44,312)	26.6	42.9

Business Timely loans	(12,384)	8.8	(17,313)	10.4	39.8

Secured loans	1,475	1.1	1,078	0.6	-26.9

Commercial bills	23	0.0	10	0.0	-55.9

Total operating income	17,401	100.0	20,263	100.0	16.4

Interest income from loans receivable	16,379	94.1	19,114	94.3	16.7

Consumer loans	5,986	34.4	6,053	29.9	1.1

VIP loans	749	4.3	1,159	5.7	54.8

Wide loans	5,641	32.4	6,331	31.2	12.2

Small business owner loans + Business Timely loans	4,597	26.4	6,616	32.6	43.9

Small business owner loans	3,301	19.0	4,382	21.6	32.7

Business Timely loans	1,295	7.4	2,233	11.0	72.4

Secured loans	150	0.9	111	0.6	-25.6

Commercial bills	3	0.0	1	0.0	-65.6

Other financial income	2	0.0	0	0.0	-84.2

Other operating income	1,019	5.9	1,148	5.7	12.6

Total operating expenses	13,091	75.2	15,807	78.0	20.8

Expenses from financial services	1,841	10.6	1,853	9.1	0.7

Other operating expenses	11,249	64.6	13,954	68.9	24.0

Advertising expenses	765	4.4	247	1.2	-67.6

Commission fees	652	3.8	406	2.0	-37.8

Loans charged off	5	0.0	0	0.0	-96.2

Provision for loan losses	3,721	21.4	6,753	33.3	81.5

Salaries and employees benefits	2,909	16.7	3,027	15.0	4.0

Rental expenses	1,051	6.0	1,035	5.1	-1.5

Other	2,142	12.3	2,483	12.3	15.9

Operating profit	4,310	24.8	4,455	22.0	3.4

Other income	26	0.2	46	0.1	76.1

Other expenses	335	1.9	51	0.3	-84.7

Ordinary income	4,001	23.0	4,450	22.0	11.2

Net income	2,062	11.9	2,387	11.8	15.7

Earnings per share (yen)	62.9	—	36.8	—	—

Cash dividends per share (yen)	12.5	—	6.5	—	—

Note 1:	The average number of shares of common stock for the six months ended 30/9/2001 was 32,815,655 shares.

Note 2:	The average number of shares of common stock for the six months ended 30/9/2002 was 64,853,411 shares.

Note 3:	There was a 2 for 1 stock split in May 2002.

non-consolidated

Non-consolidated balance sheets as of Sept. 30, 2002

				(millions of yen, %)

	02/3	% of total	02/9	% of total	yoy

Current assets	166,106	93.5	177,676	93.7	11,569

Cash and time deposits	16,651	9.4	16,848	8.9	196

Notes receivable	11	0.0	10	0.0	-0

Loans receivable	154,011	86.7	166,685	87.9	12,674

Other	2,729	1.5	3,090	1.6	360

Allowance for loan losses	-7,296	-4.1	-8,958	-4.7	-1,661

Fixed assets	11,590	6.5	11,862	6.3	272

Property and equipment	2,286	1.3	2,227	1.2	-59

Land	1,388	0.8	1,376	0.7	-12

Other	898	0.5	851	0.5	-47

Intangible fixed assets	153	0.1	159	0.1	6

Investments	9,150	5.1	9,475	5.0	325

Investments in securities	5,224	2.9	4,908	2.6	-315

Other	5,461	3.1	6,460	3.4	999

Allowance for loan losses	-1,534	-0.9	-1,893	-1.0	-358

Total assets	177,697	100.0	189,539	100.0	11,841

Current liabilities	53,472	30.1	61,360	32.4	7,887

Short-term borrowings	49,748	28.0	57,359	30.3	7,611

Other	3,724	2.1	4,000	2.1	276

Long-term liabilities	80,793	45.5	84,165	44.4	3,371

Long-term borrowings	80,310	45.2	83,754	44.2	3,444

Other	483	0.3	410	0.2	-72

Total liabilities	134,266	75.6	145,525	76.8	11,259

Common stock	6,610	3.7	6,610	3.5	0

Additional paid-in capital	8,933	5.0	8,933	4.7	0

Retained earnings	28,329	15.9	30,257	15.9	1,927

Earnings reserve	400	0.2	400	0.2	0

Revenue reserves	22,800	12.8	26,800	14.1	4,000

Unappropriated retained earnings	5,129	2.9	3,056	1.6	-2,072

Unrealized gains (loss) on other securities	-95	0.0	-213	-0.1	-117

Treasury stock	-347	-0.2	-1,575	-0.8	-1,227

Total shareholders’ equity	43,430	24.4	44,013	23.2	582

Total liabilities and shareholders’ equity	177,697	100.0	189,539	100.0	11,841

non-consolidated

Loans outstanding and the number of accounts at year end

						(millions of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total loans outstanding	90,011	97,510	111,484	127,217	154,022	140,247	166,695

Consumer loans	45,043	43,216	42,496	43,278	46,179	45,275	45,224

VIP loans	—	—	80	4,010	8,932	7,607	9,523

Wide loans	30,375	36,393	42,907	46,762	54,027	50,078	58,755

Small business owner loans+ Business Timely loans	14,179	16,782	24,327	35,428	52,498	43,394	61,626

Small business owner loans	14,179	16,782	24,229	27,756	36,464	31,010	44,312

Business Timely loans	—	—	97	7,671	16,034	12,384	17,313

Secured loans	360	953	1,706	1,706	1,304	1,475	1,078

Commercial bills	52	163	46	40	11	23	10

% of total

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total loans outstanding	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Consumer loans	50.0	44.3	38.0	34.0	30.0	32.3	27.1

VIP loans	—	—	0.1	3.2	5.8	5.4	5.7

Wide loans	33.7	37.3	38.5	36.8	35.1	35.7	35.3

Small business owner loans+ Business Timely loans	15.8	17.2	21.8	27.8	34.1	30.9	37.0

Small business owner loans	15.8	17.2	21.7	21.8	23.7	22.1	26.6

Business Timely loans	—	—	0.1	6.0	10.4	8.8	10.4

Secured loans	0.4	1.0	1.5	1.4	0.8	1.1	0.6

Commercial bills	0.1	0.2	0.0	0.0	0.0	0.0	0.0

							(accounts)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total number of accounts	171,956	167,494	166,530	171,645	187,456	228,249	255,633

Consumer loans	148,531	138,492	129,646	123,200	125,393	123,231	119,620

VIP loans	—	—	99	5,010	10,644	9,357	11,383

Wide loans	15,773	20,118	24,560	27,959	31,447	29,405	33,415

Small business owner loans+ Business Timely loans	7,436	8,528	11,826	20,002	30,241	25,062	34,087

Small business owner loans	7,436	8,528	11,703	13,523	17,002	14,856	19,677

Business Timely loans	—	—	123	6,479	13,239	10,206	14,410

Secured loans	158	296	436	439	357	399	315

Commercial bills	58	60	62	45	18	28	22

Average loan outstanding per account						(thousands of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Consumer loans	303	312	327	351	368	367	378

VIP loans	—	—	813	800	839	813	837

Wide loans	1,925	1,808	1,747	1,672	1,718	1,703	1,758

Small business owner loans+ Business Timely loans	1,906	1,967	2,057	1,771	1,736	1,731	1,808

Small business owner loans	1,906	1,967	2,070	2,053	2,145	2,087	2,252

Business Timely loans	—	—	789	1,183	1,211	1,213	1,201

Secured loans	2,278	3,219	3,914	3,886	3,655	3,699	3,423

Commercial bills	896	2,716	741	888	616	832	468

non-consolidated

Applications and approvals by product

	<Year ended>					<Six months ended>

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Consumer loans	141,064	106,965	93,813	99,225	176,803	70,038	42,117

Number of applications	141,064	106,965	93,813	99,225	176,803	70,038	42,117

Number of approvals	43,623	31,341	30,177	28,640	38,529	18,192	12,042

Ratio of approval (%)	30.92	29.30	32.17	28.86	21.79	25.97	28.59

VIP loans

Number of applications	—	—	152	5,605	7,033	4,974	1,653

Number of approvals	—	—	101	5,028	6,599	4,684	1,527

Ratio of approval (%)	—	—	66.45	89.71	93.83	94.17	92.38

Wide Loans

Number of applications	8,790	8,975	10,629	10,430	12,507	5,966	7,671

Number of approvals	7,919	7,924	8,813	8,129	10,003	4,721	6,180

Ratio of approval (%)	90.09	88.29	82.91	77.94	79.98	79.13	80.56

Small business owner loans

Number of applications	3,116	3,537	6,045	4,955	6,615	2,811	4,842

Number of approvals	2,819	3,248	5,471	4,334	6,034	2,547	4,385

Ratio of approval (%)	90.47	91.83	90.50	87.47	91.22	90.61	90.56

Business Timely loans

Number of applications	—	—	195	13,182	22,461	11,170	10,035

Number of approvals	—	—	123	10,488	14,439	7,974	3,920

Ratio of approval (%)	—	—	63.59	79.56	64.28	71.39	39.06

Secured loans

Number of applications	43	233	357	267	102	57	40

Number of approvals	29	191	276	199	68	40	24

Ratio of approval (%)	67.44	81.97	77.31	74.53	66.67	70.18	60.00

Commercial bills

Number of applications	363	258	289	280	137	92	48

Number of approvals	239	179	201	204	102	65	36

Ratio of approval (%)	65.84	69.38	69.55	72.86	74.45	70.65	75.00

Note 1:	The figures for Consumer loans do not include the numbers of applications and approvals through tie-up companies since the beginning of FY2002.

Note 2:	The number of approvals for Business Timely loans includes the number of cardholders with zero balances.

non-consolidated

Applications and approvals through Webcashing

		99/4~99/9	99/10~00/3	00/4~00/9	00/10~01/3	01/4~01/9	01/10~02/3	02/4~02/9

	Male	1,619	2,539	3,928	12,731	26,082	30,873	9,924

Number of	Female	322	737	1,114	3,840	7,501	10,609	3,673

applications	Total	1,941	3,276	5,042	16,571	33,583	41,482	13,597

		99/4~99/9	99/10~00/3	00/4~00/9	00/10~01/3	01/4~01/9	01/10~02/3	02/4~02/9

	Male	521	583	1,160	3,118	6,301	7,751	2,960

Number of	Female	140	237	439	1,067	2,058	2,856	1,308

approvals	Total	661	820	1,599	4,185	8,359	10,607	4,268

								(%)

		99/4~99/9	99/10~00/3	00/4~00/9	00/10~01/3	01/4~01/9	01/10~02/3	02/4~02/9

	Male	32.18	22.96	29.53	24.49	24.16	25.11	29.83

Approval	Female	43.48	32.16	39.41	27.79	27.44	26.92	35.61

ratio	Total	34.05	25.03	31.71	25.25	24.89	25.57	31.39

non-consolidated

Demographics of customers(I)

						(% except number of accounts)

		Consumer loans				Wide loans

		00/9	01/9	02/9	yoy%	00/9	01/9	02/9	yoy%

Number of accounts		125,402	123,231	119,620	-2.9	26,910	29,405	33,415	13.6

% of total

Gender

	Male	44.8	46.8	48.6	1.8	52.5	50.2	50.5	0.3

	Female	55.2	53.2	51.4	-1.8	47.5	49.8	49.5	-0.3

Age

	20~30 years old	21.7	21.9	18.6	-3.3	23.9	23.6	20.4	-3.2

	30~40 years old	27.4	27.5	28.2	0.7	30.8	29.9	30.8	0.9

	40~50 years old	24.9	23.4	22.6	-0.8	24.5	24.3	23.6	-0.7

	50~60 years old	17.7	17.9	18.7	0.8	16.6	17.3	18.8	1.5

	60 years old or over	8.3	9.3	11.9	2.6	4.2	4.9	6.4	1.5

Annual income

	Less than 3 million	63.0	59.7	58.6	-1.1	50.1	52.1	52.9	0.8

	3 million~5 million	26.3	28.1	28.6	0.5	34.8	34.0	34.0	0.0

	5 million~7 million	7.0	7.7	7.6	-0.1	10.9	10.1	9.5	-0.6

	7 million~9 million	2.2	2.4	2.5	0.1	2.9	2.6	2.5	-0.1

	9 million or more	1.5	2.1	2.7	0.6	1.3	1.2	1.1	-0.1

Years of service (Years of opening)

	Less than 1 year	17.0	16.8	16.3	-0.5	10.5	11.1	12.8	1.7

	1~3 years	13.0	14.0	15.0	1.0	15.8	15.6	16.3	0.7

	3~5 years	14.0	13.8	13.5	-0.3	18.1	17.7	17.2	-0.5

	5~10 years	25.9	24.6	24.0	-0.6	29.3	29.2	27.8	-1.4

	10~15 years	13.6	14.1	14.4	0.3	13.4	13.9	14.0	0.1

	15~20 years	6.5	6.4	6.2	-0.2	6.2	5.8	5.5	-0.3

	20 years or over	10.0	10.3	10.6	0.3	6.7	6.7	6.4	-0.3

Loans Outstanding

	Less than 0.1 million	11.7	12.2	11.8	-0.4	0.7	1.2	1.3	0.1

	0.1~0.2 million	13.6	12.6	12.3	-0.3	0.9	1.4	1.4	0.0

	0.2~0.3 million	14.3	13.2	13.5	0.3	1.0	1.8	1.7	-0.1

	0.3~0.4 million	14.4	12.0	12.3	0.3	1.5	2.1	1.9	-0.2

	0.4~0.5 million	45.1	42.6	41.2	-1.4	2.0	2.3	2.1	-0.2

	0.5 million	0.7	1.1	0.5	-0.6	0.0	0.0	0.0	0.0

	0.5~1 million	0.2	6.3	8.4	2.1	18.4	15.7	13.8	-1.9

	1~1.5 million	—	—	—	—	17.1	16.2	16.3	0.1

	1.5~2 million	—	—	—	—	20.8	21.1	20.1	-1.0

	2~2.5 million	—	—	—	—	17.5	17.1	18.1	1.0

	2.5~3 million	—	—	—	—	18.5	18.8	20.1	1.3

	3 million or more	—	—	—	—	1.6	2.3	3.2	0.9

Occupation

	Salaried employee	64.2	65.1	68.2	3.1	—	—	—	—

	Self-employed	17.4	17.9	18.6	0.7	—	—	—	—

	House wife	12.5	11.4	10.0	-1.4	—	—	—	—

	Others	5.9	5.6	3.2	-2.4	—	—	—	—

non-consolidated

Demographics of customers(II)

						(% except number of accounts)

		Small business owner loans				Business Timely loans

		00/9	01/9	02/9	yoy%	00/9	01/9	02/9	yoy%

Number of accounts		12,726	14,856	19,677	32.5	3,026	10,206	14,410	41.2

% of total

Gender

	Male	64.5	64.8	65.4	0.6	59.1	58.2	60.7	2.5

	Female	35.5	35.2	34.6	-0.6	40.9	41.8	39.3	-2.5

Age

	20~30 years old	5.8	5.3	3.7	-1.6	2.7	3.2	2.1	-1.1

	30~40 years old	20.8	21.0	19.6	-1.4	12.6	15.0	13.7	-1.3

	40~50 years old	28.2	27.1	25.6	-1.5	29.1	27.0	25.5	-1.5

	50~60 years old	32.8	33.4	34.5	1.1	38.7	38.5	38.3	-0.2

	60 years old or over	12.4	13.2	16.6	3.4	16.9	16.3	20.4	4.1

Annual income

	Less than 3 million	39.7	29.8	24.7	-5.1	18.4	10.4	7.1	-3.3

	3 million~5 million	24.9	24.7	26.8	2.1	35.4	21.1	14.3	-6.8

	5 million~7 million	15.4	15.7	16.4	0.7	16.8	13.9	11.1	-2.8

	7 million~9 million	7.7	9.2	9.7	0.5	10.4	9.9	10.6	0.7

	9 million or more	12.3	20.6	22.4	1.8	19.0	44.7	56.9	12.2

Years of service (Years of opening)

	Less than 1 year	18.0	12.7	8.1	-4.6	4.3	2.6	1.8	-0.8

	1~3 years	10.5	10.7	10.8	0.1	17.2	15.7	12.9	-2.8

	3~5 years	11.7	12.2	12.6	0.4	12.1	13.4	13.1	-0.3

	5~10 years	20.3	22.1	23.7	1.6	19.4	20.8	22.0	1.2

	10~15 years	14.0	15.8	17.1	1.3	16.0	16.3	16.9	0.6

	15~20 years	8.9	8.8	9.2	0.4	10.9	10.3	10.9	0.6

	20 years or over	16.6	17.7	18.5	0.8	20.1	20.9	22.4	1.5

Loans Outstanding

	Less than 0.1 million	1.1	0.8	0.9	0.1	1.0	0.7	1.1	0.4

	0.1~0.2 million	1.2	1.1	1.0	-0.1	2.4	1.6	1.4	-0.2

	0.2~0.3 million	1.2	1.8	1.1	-0.7	2.6	2.1	2.0	-0.1

	0.3~0.4 million	1.2	1.7	1.2	-0.5	3.8	2.4	2.2	-0.2

	0.4~0.5 million	1.4	1.6	1.5	-0.1	4.4	4.1	4.1	0.0

	0.5 million	0.0	0.0	0.0	0.0	3.1	1.5	0.6	-0.9

	0.5~1 million	17.1	13.1	10.9	-2.2	63.1	42.0	45.8	3.8

	1~1.5 million	12.6	12.8	12.6	-0.2	10.4	9.3	7.4	-1.9

	1.5~2 million	17.8	17.9	16.5	-1.4	9.2	35.0	34.9	-0.1

	2~2.5 million	12.6	14.3	14.0	-0.3	0.0	1.3	0.5	-0.8

	2.5~3 million	16.6	17.1	17.4	0.3	0.0	0.0	0.0	0.0

	3 million or more	17.2	17.8	22.9	5.1	0.0	0.0	0.0	0.0

Type of business

	Manufacturing	6.1	5.6	5.6	0.0	4.4	4.3	4.4	0.1

	Construction	15.7	15.5	16.4	0.9	5.8	4.1	4.5	0.4

	Transportation/communication	4.8	4.3	4.2	-0.1	0.9	0.9	0.9	0.0

	Wholesale/retail/restaurant	45.4	44.5	49.3	4.8	73.0	72.7	70.0	-2.7

	Finance/insurance	0.7	0.7	0.7	0.0	0.3	0.3	0.3	0.0

	Real estate broker	1.1	1.1	1.0	-0.1	1.3	1.0	1.1	0.1

	Service industry	14.5	14.8	16.9	2.1	13.8	16.2	18.1	1.9

	Others	11.7	13.5	5.9	-7.6	0.5	0.5	0.7	0.2

Note:	Prior to 01/9, the term “Annual income” referred to the annual income of the borrower (small business owner) him/herself ; As of 01/9, the term refers to the operating income of the small business owned by the borrower.

non-consolidated

Demographics of guarantors

						(% except number of accounts)

		Wide loans				Small business owner loans

		00/9	01/9	02/9	yoy%	00/9	01/9	02/9	yoy%

Number of accounts		26,910	29,405	33,415	13.6	12,726	14,856	19,677	32.5

% of total

Gender

	Male	70.9	67.6	63.9	-3.7	79.2	76.8	73.6	-3.2

	Female	29.1	32.4	36.1	3.7	20.8	23.2	26.4	3.2

Age

	20~30 years old	33.7	31.0	31.9	0.9	20.7	19.1	20.3	1.2

	30~40 years old	25.1	25.5	24.0	-1.5	27.0	25.8	24.8	-1.0

	40~50 years old	18.7	17.5	16.3	-1.2	24.0	23.2	22.0	-1.2

	50~60 years old	17.2	17.8	17.4	-0.4	21.0	21.9	21.5	-0.4

	60 years old or over	5.3	8.2	10.4	2.2	7.3	10.0	11.4	1.4

Annual income

	Less than 3 million	34.1	38.7	45.2	6.5	26.3	26.6	29.4	2.8

	3 million~5 million	44.5	42.1	38.4	-3.7	38.4	39.4	39.3	-0.1

	5 million~7 million	14.7	13.0	11.1	-1.9	19.8	19.0	17.7	-1.3

	7 million~9 million	4.3	3.8	3.3	-0.5	7.8	7.7	7.2	-0.5

	9 million or more	2.4	2.4	2.0	-0.4	7.7	7.3	6.4	-0.9

Years of service

	Less than 1 year	3.3	4.0	5.9	1.9	8.7	5.6	5.8	0.2

	1~3 years	10.3	18.5	13.5	-5.0	8.6	15.6	11.5	-4.1

	3~5 years	14.1	14.6	14.8	0.2	10.9	11.7	12.5	0.8

	5~10 years	31.8	27.8	28.3	0.5	25.2	23.6	24.1	0.5

	10~15 years	17.2	14.7	16.5	1.8	16.7	15.5	17.6	2.1

	15~20 years	8.9	7.6	7.4	-0.2	9.5	9.0	8.9	-0.1

	20 years or more	14.4	12.8	13.6	0.8	20.4	19.0	19.6	0.6

Borrowing from finance companies

	0~1 borrowing account	86.2	83.8	81.3	-2.5	87.9	85.2	82.8	-2.4

	2 borrowing accounts	7.9	8.9	10.2	1.3	6.4	7.6	9.4	1.8

	3 borrowing accounts	2.7	3.3	3.7	0.4	2.5	3.0	3.6	0.6

	4 borrowing accounts	1.2	1.5	1.7	0.2	1.1	1.4	1.6	0.2

	5 borrowing accounts	0.9	1.0	1.2	0.2	1.0	1.2	1.1	-0.1

	6 borrowing accounts	0.4	0.6	0.8	0.2	0.4	0.7	0.7	0.0

	7 borrowing accounts or more	0.7	0.9	1.1	0.2	0.7	0.9	0.8	-0.1

Occupation

	Salaried employee	84.4	84.2	89.5	5.3	71.5	73.5	81.0	7.5

	Self-employed	6.1	6.9	7.5	0.6	13.8	15.4	16.3	0.9

	House wife	0.4	0.7	1.0	0.3	0.3	0.3	0.6	0.3

	Others	9.1	8.2	2.0	-6.2	14.4	10.8	2.1	-8.7

Relationship with the applicant

	Acquaintance	11.9	10.9	9.2	-1.7	12.6	12.1	10.9	-1.2

	Friend	24.2	23.3	22.6	-0.7	28.0	28.5	28.9	0.4

	Close relative living with applicant	18.2	21.0	23.9	2.9	13.1	15.5	17.7	2.2

	Close relative not living with applicant	40.2	40.1	40.2	0.1	33.3	34.1	35.5	1.4

	Other relative	5.0	4.3	3.7	-0.6	6.5	5.9	4.7	-1.2

	Others	0.5	0.4	0.4	0.0	6.5	3.9	2.3	-1.6

non-consolidated

Branches/Productivity

Number of offices by region at year end

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total number of offices	45	49	59	67	72	75	72

Hokkaido	1	1	1	1	2	2	2

Tohoku	4	4	4	4	5	5	5

Kanto	9	12	24	28	26	28	25

Chubu	6	7	7	7	7	8	7

Kinki	4	4	6	8	12	12	12

Chugoku	3	4	4	4	5	5	5

Shikoku	11	10	6	6	6	6	6

Kyushu	7	7	7	9	9	9	10

Number of automated loan application machines	9	13	16	16	0	0	0

Number of tie-up CD/ATMs	587	608	1,084	1,049	1,111	1,184	1,101

Note 1:	These figures do not include unstaffed offices.

Note 2:	Automated loan application machines and tie-up CD/ATMs were operational in the Shikoku area only. All machines were discontinued in August 2001.

Productivity at year end

						(millions of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

General branch loans outstanding	89,230	95,322	104,694	109,755	125,819	116,726	131,167

Number of offices	44	47	45	47	50	48	50

Number of employees	405	411	394	399	448	457	442

Loans outstanding/office	2,027	2,028	2,326	2,335	2,516	2,431	2,623

Accounts/office	3,901	3,542	3,612	3,386	3,340	3,354	3,278

Small business owner loan office loans outstanding	780	2,187	6,790	17,462	28,202	23,521	35,527

Number of offices	1	2	14	20	22	27	22

Number of employees	20	28	97	158	193	290	220

Loans outstanding/office	780	1,093	485	873	1,281	871	1,614

Accounts/office	298	508	283	624	927	637	1,072

Total loans outstanding	90,011	97,510	111,484	127,217	154,022	140,247	166,695

Number of offices	45	49	59	67	72	75	72

Number of employees in all	530	555	604	690	826	895	868

Number of employees in branch offices	425	439	491	557	641	747	662

Loans outstanding/employee	170	176	184	184	186	156	192

Accounts/employee	324	302	276	249	226	199	216

Net income/employee	10.7	13.4	13.2	13.4	11.4	4.5	5.1

Net income/employee	5.1	5.9	7.3	7.6	6.0	2.3	2.8

Loans outstanding/office	2,000	1,990	1,889	1,898	2,139	1,869	2,315

Ordinary income/office	126.6	151.3	135.6	137.6	131.0	53.3	61.8

Net income/office	59.9	66.7	74.9	78.1	69.1	27.5	33.2

non-consolidated

Loans charged off and allowance for loan losses

Loans charged off	<Year ended / ending>					(millions of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total loans outstanding	91,669	100,037	113,884	129,256	156,073	142,722	169,245

Consumer loans	45,043	43,216	42,496	43,278	46,179	45,275	45,224

Wide Loans	31,152	37,928	44,294	47,765	55,033	51,346	60,032

Small business owner loans + Business Timely loans	15,040	17,762	25,324	36,353	53,421	44,468	62,770

Small business owner loans	15,040	17,762	25,226	28,682	37,386	32,084	45,457

Business Timely loans	—	—	97	7,671	16,034	12,384	17,313

Secured loans	380	966	1,722	1,817	1,427	1,608	1,206

Commercial bills	52	163	46	40	11	23	10

Total loans charged off	4,499	4,351	4,454	5,057	6,982	3,311	4,732

Consumer loans	3,887	3,585	3,389	3,378	3,883	1,971	2,455

Wide Loans	183	378	618	804	1,229	577	890

Small business owner loans + Business Timely loans	404	387	446	867	1,820	749	1,379

Small business owner loans	404	387	446	756	991	465	635

Business Timely loans	—	—	—	110	829	284	744

Secured loans	24	0	0	4	48	13	7

Commercial bills	—	—	—	3	—	—	—

Ratio of loans charged off(a)	4.68%	4.17%	3.76%	3.77%	4.28%	2.27%	2.72%

Consumer loans	7.94%	7.66%	7.39%	7.24%	7.76%	4.17%	5.15%

Wide Loans	0.59%	0.99%	1.38%	1.66%	2.19%	1.11%	1.46%

Small business owner loans + Business Timely loans	2.62%	2.13%	1.73%	2.33%	3.30%	1.66%	2.15%

Small business owner loans	2.62%	2.13%	1.74%	2.57%	2.58%	1.43%	1.38%

Business Timely loans	—	—	—	1.42%	4.92%	2.25%	4.12%

Secured loans	5.95%	0.01%	0.03%	0.22%	3.25%	0.83%	0.59%

Commercial bills	—	—	—	7.28%	—	—	—

Note:	Long-term loans receivable are included in loans outstanding.

Allowance for loan losses	<Year ended / ending>					(millions of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Allowance for loan losses	4,891	6,158	7,032	7,482	8,831	7,897	10,852

Untaxable	4,081	4,960	5,528	5,942	6,757	6,174	7,427

Taxable	810	1,197	1,503	1,539	2,074	1,722	3,424

Allowance for loan losses ratio(b)	5.34%	6.16%	6.17%	5.79%	5.66%	5.53%	6.41%

Note:	(a) to the sum of loans outstanding + loans charged off;

(b) to loans outstanding after loans are charged off.

non-consolidated

Loans outstanding/Loans charged off/Ratio of loans charged off by region, product

(Year end)		98/3	99/3

	loans outstanding	charged-offs	ratio	loans outstanding	charged-offs	ratio

Total	90,011	4,499	4.68	97,510	4,351	4.17

Hokkaido	3,170	239	6.91	3,318	205	5.61

Consumer loans	1,444	227	13.58	1,303	167	11.40

Wide loans	1,285	6	0.46	1,538	26	1.57

Small business owner loans	435	6	1.44	446	11	2.32

Business Timely loans	—	—	—	—	—	—

Secured loans	6	—	—	30	—	—

Commercial bills	—	—	—	—	—	—

Tohoku	5,440	231	4.01	5,786	218	3.54

Consumer loans	2,042	214	9.50	2,021	183	8.32

Wide loans	2,423	10	0.41	2,626	25	0.93

Small business owner loans	947	6	0.68	1,086	9	0.80

Business Timely loans	—	—	—	—	—	—

Secured loans	28	—	—	52	—	—

Commercial bills	—	—	—	—	—	—

Kanto	20,337	1,291	5.69	22,864	1,102	4.34

Consumer loans	9,404	1,156	10.69	8,748	882	8.94

Wide loans	6,676	81	1.12	7,917	118	1.36

Small business owner loans	4,207	53	1.17	5,913	100	1.56

Business Timely loans	—	—	—	—	—	—

Secured loans	31	—	—	276	—	—

Commercial bills	17	—	—	8	—	—

Chubu	10,945	414	4.21	11,857	442	4.16

Consumer loans	4,889	390	8.57	4,696	391	8.97

Wide loans	4,306	13	0.35	4,870	35	0.84

Small business owner loans	1,746	10	0.67	2,170	14	0.78

Business Timely loans	—	—	—	—	—	—

Secured loans	2	—	—	108	—	—

Commercial bills	1	—	—	10	—	—

Kinki	11,280	540	4.14	13,318	573	3.71

Consumer loans	5,788	476	7.08	5,937	482	6.99

Wide loans	3,731	15	0.36	5,124	42	0.72

Small business owner loans	1,736	48	2.40	2,162	48	1.91

Business Timely loans	—	—	—	—	—	—

Secured loans	11	—	—	93	—	—

Commercial bills	14	—	—	—	—	—

Chugoku	9,517	526	5.14	10,251	506	4.58

Consumer loans	4,670	419	8.24	4,327	400	8.47

Wide loans	3,448	16	0.46	4,395	48	1.06

Small business owner loans	1,386	86	5.43	1,443	57	3.51

Business Timely loans	—	—	—	—	—	—

Secured loans	11	4	27.31	84	—	—

Commercial bills	1	—	—	—	—	—

Shikoku	14,563	537	3.51	14,290	560	3.73

Consumer loans	10,703	436	3.92	10,280	483	4.50

Wide loans	2,285	9	0.40	2,543	26	1.00

Small business owner loans	1,294	72	4.79	1,070	50	4.11

Business Timely loans	—	—	—	—	—	—

Secured loans	263	19	6.51	254	0	0.05

Commercial bills	18	—	—	142	—	—

Kyushu	14,756	718	4.55	15,821	742	4.38

Consumer loans	6,102	566	8.49	5,900	592	9.13

Wide loans	6,219	31	0.50	7,376	54	0.71

Small business owner loans	2,428	120	4.38	2,488	95	3.46

Business Timely loans	—	—	—	—	—	—

Secured loans	6	—	—	54	—	—

Commercial bills	1	—	—	1	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

(Year end)	99/3	00/3			01/3			02/3

	loans outstanding	charged-offs	ratio	loans outstanding	charged-offs	ratio	loans outstanding	charged-offs	ratio

Total	111,484	4,454	3.76	127,217	5,057	3.77	154,022	6,982	4.28

Hokkaido	3,657	184	4.65	3,959	162	3.86	5,171	220	4.05

Consumer loans	1,247	126	9.23	1,325	109	7.64	1,553	132	7.88

Wide loans	1,809	39	2.02	1,908	40	2.03	2,258	47	2.01

Small business owner loans	565	18	2.98	574	11	1.93	908	20	2.17

Business Timely loans	—	—	—	130	—	—	439	20	4.43

Secured loans	35	—	—	21	—	—	11	—	—

Commercial bills	—	—	—	—	—	—	—	—	—

Tohoku	6,352	206	3.07	6,783	261	3.67	8,289	370	4.21

Consumer loans	2,050	161	7.31	2,220	182	7.58	2,508	233	8.50

Wide loans	2,948	33	1.07	3,085	44	1.42	3,536	76	2.06

Small business owner loans	1,265	11	0.87	1,265	33	2.51	1,616	44	1.21

Business Timely loans	—	—	—	113	0	0.73	554	16	2.86

Secured loans	82	—	—	93	—	—	71	0	0.07

Commercial bills	7	—	—	5	—	—	—	—	—

Kanto	29,659	1,097	3.40	37,694	1,442	3.63	48,270	2,231	4.37

Consumer loans	8,654	783	8.30	9,219	802	8.01	10,782	959	8.17

Wide loans	9,480	155	1.55	10,264	204	1.91	12,719	298	2.25

Small business owner loans	10,877	159	1.40	12,051	351	2.76	14,954	396	2.53

Business Timely loans	—	—	—	5,506	80	1.44	9,277	564	5.74

Secured loans	628	—	0.05	640	—	0.04	530	12	2.08

Commercial bills	20	—	—	11	2	15.49	5	—	—

Chubu	13,452	438	3.28	15,128	526	3.31	18,718	629	3.21

Consumer loans	4,644	361	7.23	5,025	356	6.62	5,739	401	6.53

Wide loans	5,836	59	0.99	6,360	88	1.35	7,208	130	1.74

Small business owner loans	2,763	18	0.65	3,255	78	2.30	4,455	71	1.54

Business Timely loans	—	—	—	282	2	0.88	1,169	17	1.50

Secured loans	209	—	—	205	—	—	145	8	4.87

Commercial bills	—	—	—	—	1	—	—	—	—

Kinki	16,005	692	4.07	18,359	796	4.09	24,089	1,260	4.91

Consumer loans	6,226	516	7.66	6,306	530	7.77	6,775	697	9.33

Wide loans	6,558	107	1.57	7,247	127	1.70	8,426	224	2.54

Small business owner loans	2,956	68	2.18	3,619	119	3.07	5,927	174	2.80

Business Timely loans	—	—	—	969	17	1.79	2,822	145	4.89

Secured loans	265	—	—	213	—	—	136	19	12.21

Commercial bills	—	—	—	2	—	—	0	—	—

Chugoku	11,069	528	4.45	11,152	485	4.09	12,041	550	4.31

Consumer loans	4,050	377	8.53	3,780	339	8.24	3,869	310	7.43

Wide loans	5,061	95	1.80	5,200	87	1.62	5,458	133	2.36

Small business owner loans	1,831	55	2.76	1,957	53	2.56	2,152	95	4.11

Business Timely loans	—	—	—	99	0	0.88	481	8	1.71

Secured loans	127	—	—	114	4	3.30	79	1	2.02

Commercial bills	—	—	—	—	—	—	—	—	—

Shikoku	14,441	551	3.63	14,938	607	3.89	15,318	743	4.61

Consumer loans	9,892	488	4.70	9,643	530	5.21	8,991	589	6.16

Wide loans	3,171	31	0.97	3,613	47	1.28	4,250	97	2.21

Small business owner loans	1,114	30	2.52	1,348	29	2.09	1,726	44	2.47

Business Timely loans	—	—	—	55	—	—	156	11	6.76

Secured loans	249	—	—	257	—	—	188	1	0.65

Commercial bills	15	—	—	20	—	—	5	—	—

Kyushu	16,830	752	4.19	19,200	775	3.81	22,122	974	4.15

Consumer loans	5,729	572	9.09	5,758	527	8.39	5,957	558	8.57

Wide loans	8,041	96	1.15	9,082	162	1.72	10,168	222	2.10

Small business owner loans	2,952	83	2.61	3,684	78	2.00	4,721	143	2.85

Business Timely loans	—	—	—	513	7	1.48	1,134	45	3.88

Secured loans	108	—	—	160	—	—	141	3	2.51

Commercial bills	—	—	—	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

						(millions of yen,%)
(Year end)		01/9	02/9

	loans outstanding	charged-offs	ratio	loans outstanding	charged-offs	ratio

Total	140,247	3,311	2.27	166,695	4,732	2.72

Hokkaido	4,521	103	2.20	5,832	170	2.80

Consumer loans	1,456	68	4.46	1,586	103	6.12

Wide loans	2,066	25	1.21	2,508	44	1.69

Small business owner loans	687	5	0.81	1,202	4	0.38

Business Timely loans	298	3	1.27	519	18	3.43

Secured loans	12	—	—	14	—	—

Commercial bills	—	—	—	—	—	—

Tohoku	7,302	178	2.35	9,179	268	2.79

Consumer loans	2,385	125	4.99	2,550	149	5.55

Wide loans	3,183	33	1.03	3,915	61	1.50

Small business owner loans	1,335	17	1.27	2,004	32	1.54

Business Timely loans	319	1	0.53	639	24	3.74

Secured loans	79	0	0.06	69	—	—

Commercial bills	—	—	—	—	—	—

Kanto	42,956	1,042	2.33	53,137	1,560	2.81

Consumer loans	10,137	480	4.52	10,806	644	5.63

Wide loans	11,438	138	1.16	14,537	202	1.34

Small business owner loans	12,969	213	1.58	17,866	268	1.44

Business Timely loans	7,846	208	2.59	9,480	441	4.45

Secured loans	562	2	0.42	444	3	0.70

Commercial bills	2	—	—	1	—	—

Chubu	16,842	276	1.58	20,506	539	2.52

Consumer loans	5,437	193	3.44	5,735	322	5.32

Wide loans	6,754	54	0.77	7,884	109	1.34

Small business owner loans	3,780	25	0.65	5,367	69	1.24

Business Timely loans	697	2	0.34	1,402	38	2.68

Secured loans	172	0	0.10	116	0	0.20

Commercial bills	—	—	—	—	—	—

Kinki	20,968	575	2.63	26,752	770	2.76

Consumer loans	6,561	336	4.88	6,598	377	5.41

Wide loans	7,743	101	1.26	9,057	155	1.66

Small business owner loans	4,511	87	1.83	7,807	93	1.16

Business Timely loans	1,980	45	2.26	3,172	143	4.32

Secured loans	170	4	2.45	116	0	0.14

Commercial bills	1	—	—	0	—	—

Chugoku	11,575	280	2.32	12,601	334	2.55

Consumer loans	3,856	173	4.32	3,686	178	4.62

Wide loans	5,289	66	1.20	5,656	95	1.63

Small business owner loans	2,052	37	1.71	2,598	39	1.46

Business Timely loans	273	0	0.36	595	20	3.35

Secured loans	103	1	1.66	65	—	—

Commercial bills	—	—	—	—	—	—

Shikoku	15,327	378	2.39	15,507	413	2.58

Consumer loans	9,498	318	3.25	8,508	340	3.85

Wide loans	3,932	33	0.84	4,590	42	0.91

Small business owner loans	1,522	19	1.22	2,032	24	1.17

Business Timely loans	120	6	5.05	237	2	1.20

Secured loans	233	—	—	131	3	2.29

Commercial bills	19	—	—	8	—	—

Kyushu	20,753	476	2.19	23,177	675	2.78

Consumer loans	5,942	275	4.42	5,752	339	5.58

Wide loans	9,670	123	1.23	10,606	179	1.62

Small business owner loans	4,150	58	1.33	5,433	102	1.81

Business Timely loans	847	14	1.72	1,266	53	4.06

Secured loans	143	3	2.49	119	—	—

Commercial bills	—	—	—	—	—	—

Note:	Ratio of loans charged off=Loans charged offs÷(The sum of loans outstanding + Loans charged offs + Long-term loans receivable)

non-consolidated

Interest on loans outstanding and interest on funds borrowed

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Interest on loans outstanding	27.2	26.9	26.6	26.3	25.9	26.2	25.6

Consumer loans	29.0	28.8	28.7	28.2	27.6	27.9	27.4

Wide loans	25.5	25.5	25.5	25.3	24.9	25.2	24.7

Small business owner loans + Business Timely loans	25.6	25.5	25.5	25.8	25.7	25.9	25.4

(Small business owner loans)	(25.6)	(25.5)	(25.5)	(25.2)	(24.8)	(25.1)	(24.5)

(Business Timely loans)	—	—	(28.4)	(28.0)	(27.8)	(27.8)	(27.5)

Note:	Figures are weighted year-end average amounts.

						(millions of yen, %)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total borrowings at year end	75,378	81,651	100,232	118,259	130,058	122,084	141,114

Short-term (includes CP)	5,118	7,977	1,872	1,740	1,400	250	5,050

Long-term (includes bonds)	70,260	73,674	98,360	116,519	128,658	121,834	136,064

Total amount hedged at year end	56,194	56,275	79,838	102,282	106,931	110,714	85,213

Fixed rate (includes bonds)	14,394	15,033	38,838	61,282	74,931	69,714	74,213

Interest rate caps/swaps	41,800	41,242	41,000	41,000	32,000	41,000	11,000

Ratio of borrowings hedged to total borrowings	74.5	68.9	79.7	86.5	82.2	90.7	60.4

Weighted year-end average borrowing rate	3.5	4.0	3.7	3.2	2.8	2.8	2.5

Direct	1.4	—	3.2	3.0	2.7	2.7	2.4

Indirect	3.5	4.0	3.7	3.3	2.8	2.9	2.5

Average borrowing rate during the year (all cost included)	3.7	4.0	4.1	3.7	3.1	3.3	2.8

Direct	1.4	1.4	3.0	3.1	2.8	2.9	2.7

Indirect	3.7	4.0	4.2	3.9	3.4	3.5	2.9

(borrowing cost only)	3.4	3.7	3.9	3.5	3.0	3.1	2.7

non-consolidated

Breakdown of borrowings at year end

						(millions of yen)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total borrowings	75,848	81,651	100,232	118,259	130,058	122,084	141,114

Indirect	75,378	81,651	86,252	79,279	80,558	72,584	101,114

Banks	27,894	32,941	39,234	47,443	57,551	48,961	68,124

Life insurance companies	4,730	2,883	2,435	1,324	437	667	264

Nonlife insurance companies	8,058	6,951	8,566	3,728	1,600	2,475	2,413

Other financial institutions	735	687	500	1,075	2,247	865	2,119

Nonbanks	33,960	38,187	35,515	25,707	18,722	19,615	28,194

Direct	470	—	13,980	38,980	49,500	49,500	40,000

Bonds/Convertible bonds	470	—	13,980	38,980	49,500	49,500	36,500

Commercial Papers	—	—	—	—	—	—	3,500

Note 1:	Other financial institutions include National Mutual Insurance Federation of Agricultural Cooperatives, etc.

% change from the previous fiscal year-end

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total borrowings	14.2	7.7	22.8	18.0	10.0	3.2	8.5

Indirect	14.3	8.3	5.6	-8.1	1.6	-8.4	25.5

Banks	16.2	18.1	19.1	20.9	21.3	3.2	18.4

Life insurance companies	-14.3	-39.0	-15.5	-45.6	-67.0	-49.6	-39.6

Nonlife insurance companies	-2.9	-13.7	23.2	-56.5	-57.1	-33.6	50.7

Other financial institutions	-7.7	-6.5	-27.2	115.0	109.0	-19.5	-5.7

Nonbanks	24.2	12.4	-7.0	-27.6	-27.2	-23.7	50.6

Direct	0.0	—	—	178.8	27.0	27.0	-19.2

Bonds/Convertible bonds	0.0	—	—	178.8	27.0	27.0	-26.3

Commercial Papers	—	—	—	—	—	—	—

% of total

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Total borrowings	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Indirect	99.4	100.0	86.1	67.0	61.9	59.5	71.7

Banks	36.8	40.3	39.1	40.1	44.3	40.1	48.3

Life insurance companies	6.2	3.5	2.4	1.1	0.3	0.6	0.2

Nonlife insurance companies	10.6	8.5	8.5	3.2	1.2	2.0	1.7

Other financial institutions	1.0	0.8	0.5	0.9	1.7	0.7	1.5

Nonbanks	44.8	46.8	35.4	21.7	14.4	16.1	20.0

Direct	0.6	—	13.9	33.0	38.1	40.5	28.3

Bonds/Convertible bonds	0.6	—	13.9	33.0	38.1	40.5	25.9

Commercial Papers	—	—	—	—	—	—	2.4

non-consolidated

Financial ratios

	<Year ended>					(millions of yen except %)

	98/3	99/3	00/3	01/3	02/3	01/9	02/9

Operating Profit	5,812	7,461	8,599	9,495	9,721	4,310	4,455

Ordinary Income	5,696	7,411	8,002	9,217	9,431	4,001	4,450

Net Income	2,696	3,268	4,421	5,230	4,978	2,062	2,387

Dividend Pay-out Ratio (%)	15.8	16.3	14.6	14.5	16.6	—	—

Shareholders’ Equity Ratio (%)	24.4	25.1	24.6	24.2	24.4	24.6	23.2

Dividend on Equity (%)	1.7	1.9	1.9	1.9	2.0	—	—

Return on Equity (%)	10.8	12.0	14.1	14.3	12.1	5.1	5.5

Operating Profit to Total Assets (%)	5.8	6.8	6.8	6.3	5.7	2.6	2.4

Ordinary Income to Total Assets (%)	5.7	6.7	6.3	6.2	5.6	2.4	2.4

Return on Assets (%)	2.7	3.0	3.5	3.5	2.9	1.3	1.3

Operating Margin (%)	23.7	28.1	29.6	29.6	26.7	24.8	22.0

Ordinary profit Margin (%)	23.3	27.9	27.5	28.8	25.9	23.0	22.0

Net Income Margin (%)	11.0	12.3	15.2	16.3	13.7	11.9	11.8

Current Ratio (%)	216.0	202.1	265.7	341.1	310.6	295.0	289.6

Fixed Assets Ratio (%)	37.8	35.5	37.7	32.9	26.7	32.5	27.0

non-consolidated

Adjusted per share data

Adjusted per share data	<Year ended / ending>						(yen)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	41.8	51.3	68.6	80.8	75.5	85.8	31.4	36.8

Shareholders’ equity	405.4	448.2	524.4	596.7	658.9	722.8	621.3	680.2

Cash dividends	6.7	8.3	10.0	11.7	12.5	13.0	6.3	6.5

% change from the previous fiscal year								(%)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	0.2	22.7	33.8	17.7	-6.6	13.6	-15.5	17.1

Shareholders’ equity	8.8	10.6	17.0	13.8	10.4	9.7	4.1	3.2

Cash dividends	14.3	25.0	20.0	16.7	7.3	4.0	7.1	4.0

Per share data (unadjusted)	<Year ended / ending>						(yen)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

Net income	250.7	307.8	411.9	484.7	151.0	85.8	62.9	36.8

Shareholders’ equity	2,432.2	2,689.1	3,146.5	3,580.4	1,317.9	722.8	1,242.6	680.2

Cash dividends	40.0	50.0	60.0	70.0	25.0	13.0	12.5	6.5

Shares outstanding and stock splits							(thousands of shares)

	98/3	99/3	00/3	01/3	02/3	(03/3)	01/9	02/9

As of the end of the fiscal year	10,621	10,667	10,780	10,909	32,955	64,710	33,117	64,710

Average for the fiscal year	10,753	10,621	10,733	10,791	32,967	64,853	32,815	64,853

				01/5	02/5

Stock splits				3 for 1	2 for 1

		99/3	00/3	01/3	02/3		01/9	02/9

Issuance of common stock		46	113	128	22,246		22,208	33,156

Note 1:	46,179 new shares were issued as a result of the exercise of warrants during the FY 1998.

Note 2:	113,353 new shares were issued as a result of the exercise of warrants during the FY 1999.

Note 3:	128,760 new shares were issued as a result of the exercise of warrants during the FY 2000.

Note 4:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.

Note 5:	428,000 new shares were issued as a result of the exercise of stock option during the FY 2001.

Note 6:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.